Exhibit 10.49

FIRST AMENDMENT (the “First Amendment”), dated as of April 23, 2018, between ZIMMER BIOMET G.K. (the “Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (the “Bank”), to the AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of September 22, 2017 (the “Agreement”) between the Borrower and the Bank.

WITNESSETH

The Borrower and the Bank wish to amend the Agreement in certain respects. Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Amendment. In Section 1.01 of the Agreement (captioned, “Defined Terms”), the term “Interest Payment Date” is hereby amended and restated in its entirety to read as follows:

“Interest Payment Date” means the 15th day of each month (subject to the provisions of Section 2.06 with respect to payments on non-Business Days), commencing on November 15, 2017 and ending on the Maturity Date.

Section 2.Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 3 hereof, this First Amendment shall become effective as of the date hereof when the Bank shall have received a copy of this First Amendment, duly executed by Borrower.

Section 3.Representations. The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this First Amendment there is and will be no Event of Default under the Agreement. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this First Amendment.

Section 4.Ratification. The Agreement shall remain in full force and effect in its original form, without novation, when this First Amendment shall become effective, except as the Agreement is specifically amended by the terms of this First Amendment.

Section 5.Cross-references. Upon the effectiveness of this First Amendment, any reference to the Agreement shall mean the Agreement as amended hereby.

Section 6.Governing Law. This First Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ZIMMER BIOMET G.K.

By:	/s/ Daniel P. Florin
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director